FOR IMMEDIATE RELEASE
Contacts:	Ewen R. Cameron, President & CEO telt@teltronics.com 941.753.5000 Charles Messman; Todd Kehrli MKR Group, LLC 310.314.3800 212.308.4557 cmessman@mkr-group.com tkehrli@mkr-group.com	IDEAS THAT COMMUNICATE 941.753.5000 941.751.7724 (Fax) 2150 Whitfield Industrial Way Sarasota, FL 34243-4046

Teltronics Announces 2002 Year End Results

Net loss decreased by over 30%.

SARASOTA, Fla., Monday, April 1, 2003 - Teltronics, Inc. (OTCBB: TELT) today announced its financial results for the year ended December 31, 2002. The revenues for 2002 decreased to $54.4 million from $64.1 million in 2001, a decrease of 15.1%. However, the Company's net loss decreased to $4.6 million from $6.6 million in 2001, which represents a decrease of over 30%. Our diluted net loss per share for 2002 was $0.93 as compared to a diluted net loss per share of $1.38.

Gross profit increased from 33.1% in 2001 to 36.1% in 2002. The Company's operating expenses decreased over $3 million in 2002 due primarily to cost cutting measures by the Company during 2002 and the elimination of the transition services from Harris Corporation. The Company experienced positive cash flow of $728,000 during 2002, as compared to $28,000 in 2001.

"The decrease in sales during 2002 has challenged us to ensure that we keep our cost structure in line", said Ewen Cameron, Teltronics' President and Chief Executive Officer. "We focused on managing our assets to keep our cash flow strong during this difficult economic time."

"I am pleased to announce that in 2003, we will launch three new products, all related to the industry trend towards IP telephony and the integration of telephony and data networks," Cameron continued. "These products include a new version of the SEB (Site Event Buffer), one of our flagship offerings. The SEBea product gives us a new market opportunity by allowing complete management of data and

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voice networks. We are also entering the IP market. We have developed new hardware and software IP gateway cards for the 20-20™ switching system and we acquired the rights to a pure IP solution, Cypreon™ , that works with internal IP data networks. Our customers have requested these products and we believe that their introductions during 2003 will be well-received," Cameron said.

About Teltronics Inc.
Teltronics, Inc. is dedicated to excellence in the design, development, and assembly of electronics equipment and software to enhance the performance of telecommunications networks. The Company manufactures telephone switching systems and software for small-to-large size businesses, government, and 911 public safety communications centers. Teltronics provides remote maintenance hardware and software solutions to help large organizations and regional telephone companies effectively monitor and maintain their telecommunications systems. The Company also serves as an electronic contract-manufacturing partner to customers in the U.S. and overseas. Further information regarding Teltronics can be found at their web site, www.teltronics.com.

A number of statements contained in this press release are forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because the context of the statement will include words such as we "believe," "anticipate," "expect," or words of similar import. Similarly, statements that describe our future plans, objectives, strategies or goals are also forward-looking statements. These forward-looking statements involve a number of risks and uncertainties that may materially adversely affect the anticipated results. Such risks and uncertainties include, but are not limited to, the timely development and market acceptance of products and technologies, competitive market conditions, successful integration of acquisitions, the ability to secure additional sources of financing, the ability to reduce operating expenses, and other factors described in the Company's filings with the Securities and Exchange Commission. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements made herein and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and we disclaim any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

See attached

TELTRONICS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

ASSETS
	December 31,
	2002	2001
Current assets:
Cash and cash equivalents	$ 791,020	$ 63,307
Accounts receivable, net	5,155,877	10,021,731
Costs and estimated earnings in excess of billings on uncompleted contracts	740,650	638,119
Inventories, net	6,187,196	9,175,567
Prepaid expenses and other current assets	427,904	314,363
Total current assets	13,302,647	20,213,087
Property and equipment, net	4,076,265	5,163,007
Goodwill	241,371	241,371
Other intangible assets, net	253,575	335,814
Other assets	274,853	339,569
Total assets	$ 18,148,711	$ 26,292,848
LIABILITIES AND SHAREHOLDERS' DEFICIENCY
Current Liabilities:
Current portion of long-term debt	$ 2,193,401	$ 4,550,645
Current portion of capital lease obligations	---	79,497
Accounts payable	4,356,985	6,181,434
Billings in excess of costs and estimated earnings on uncompleted contracts	1,347,685	125,783
Accrued expenses and other current liabilities	2,479,300	2,783,532
Deferred revenue	1,738,201	1,755,421
Total current liabilities	12,115,572	15,476,312
Long-term liabilities:
Long-term debt, net of current portion	8,641,785	9,034,748
Capital lease obligations, net of current portion	---	963
Other long-term liability	---	3,744,355
Total long-term liabilities	8,641,785	12,780,066
Commitments and contingencies
Shareholders' deficiency:
Common stock, $.001 par, 40,000,000 shares authorized, 5,930,241 and 5,105,844 issued and outstanding at December 31, 2002 and 2001, respectively	5,930	5,106
Non-voting common stock, $.001 par, 5,000,000 shares authorized, zero shares issued and outstanding	---	---
Preferred Series A stock, $.001 par value, 100,000 shares authorized, 100,000 shares issued and outstanding	100	100
Preferred Series B Convertible stock, $.001 par value, 25,000 shares authorized, 12,625 shares issued and outstanding	13	13
Preferred Series C Convertible stock, $.001 par value, 40,000 shares authorized, 40,000 shares issued and outstanding	40	---
Additional paid-in-capital	23,812,232	19,277,099
Accumulated other comprehensive loss	(72,560)	(2,941)
Accumulated deficit	(26,354,401)	(21,242,907)
Total shareholders' deficiency	(2,608,646)	(1,963,530)
Total liabilities and shareholders' deficiency	$ 18,148,711	$ 26,292,848

The accompanying notes are an integral part of these consolidated financial statements.

TELTRONICS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended December 31,
	2002	2001	2000
Net sales
Product sales and installation	$ 46,209,415	$ 57,248,237	$ 39,982,218
Maintenance and service	8,177,641	6,843,039	3,222,085
	54,387,056	64,091,276	43,204,303
Cost of sales	34,743,453	42,855,621	23,752,490
Gross profit	19,643,603	21,235,655	19,451,813
Operating expenses:
General and administrative	5,893,108	6,530,161	4,643,464
Sales and marketing	10,748,955	11,937,045	7,330,849
Research and development	4,563,149	5,703,488	4,931,626
Depreciation and amortization	1,392,321	1,631,178	1,527,072
Loss on write-off of assets	---	---	348,999
	22,597,533	25,801,872	18,782,010
Income (loss) from operations	(2,953,930)	(4,566,217)	669,803
Other income (expense):
Interest	(1,258,056)	(1,612,331)	(1,295,604)
Financing	(343,424)	(403,226)	(328,252)
Litigation costs	(63,075)	(15,150)	(368,530)
Other	24,780	(17,677)	(116,260)
	(1,639,775)	(2,048,384)	(2,108,646)
Loss before income taxes	(4,593,705)	(6,614,601)	(1,438,843)
Income taxes	(15,611)	(36,263)	(46,338)
Net loss	(4,609,316)	(6,650,864)	(1,485,181)
Dividends on Preferred Series B and C Convertible stock	502,178	151,500	151,500
Net loss available to common shareholders	$ (5,111,494)	$ (6,802,364)	$ (1,636,681)
Net loss per share:
Basic	$ (0.93)	$ (1.38)	$ (0.36)
Diluted	$ (0.93)	$ (1.38)	$ (0.36)

The accompanying notes are an integral part of these consolidated financial statements.